Exhibit 99.1
TRADING
DATA

			No. of
			Shares /	Unit	Strike	Trade		Expiration
Name	Trade Date	Buy/Sell	Quantity	Cost	Price	Amount	Security	Date
Pershing Square, L.P.	August 5, 2011	Buy	232,614	$54.49	N/A	$12,675,161	Common Stock	N/A
Pershing Square, L.P.	August 8, 2011	Buy	620,221	$52.69	N/A	$32,677,890	Common Stock	N/A
Pershing Square, L.P.	August 9, 2011	Buy	482,830	$52.80	N/A	$25,492,557	Common Stock	N/A

			No. of
			Shares /	Unit	Strike	Trade		Expiration
Name	Trade Date	Buy/Sell	Quantity	Cost	Price	Amount	Security	Date
Pershing Square II, L.P.	August 8, 2011	Buy	10,039	$52.69	N/A	$528,931	Common Stock	N/A
Pershing Square II, L.P.	August 9, 2011	Buy	9,714	$52.80	N/A	$512,882	Common Stock	N/A

			No. of
			Shares /	Unit	Strike	Trade		Expiration
Name	Trade Date	Buy/Sell	Quantity	Cost	Price	Amount	Security	Date
Pershing Square International, Ltd.	August 5, 2011	Buy	627,601	$54.49	N/A	$34,198,040	Common Stock	N/A
Pershing Square International, Ltd.	August 8, 2011	Buy	912,983	$52.69	N/A	$48,102,786	Common Stock	N/A
Pershing Square International, Ltd.	August 9, 2011	Buy	752,510	$52.80	N/A	$39,731,177	Common Stock	N/A